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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 28, 2000, relating to the consolidated balance sheet of LML Payment Systems, Inc. and subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos.333-11404 and 333-49402.



                                             /s/ DALE, MATHESON, CARR-HILTON
                                             CHARTERED ACCOUNTANTS



Vancouver, B.C.
June 27, 2001